EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the inclusion in the prospectus of this registration statement on Form SB-2 of our report, dated September 5, 2003, on our audits of the financial statements of the VACMAN Enterprise Line of Business of VASCO Data Security International, Inc. for the years ended December 31, 2002 and 2001. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.




                                                    /s/ KPMG LLP


Chicago, Illinois
June 11, 2004